Exhibit 99.1

NEWS RELEASE
Contact: Mendy Marsh, CFO
Phone number: (210) 308-8267
Contact: Jim Fanucchi, Summit IR Group, Inc.
Phone number: (408) 404-5400
Email: ir@globalscape.com

GlobalSCAPE Announces Third Quarter 2010 Financial Results

Increases Revenue 11% Compared with 3Q 2009; Looks to Continue Growth in 2011

SAN ANTONIO, Texas — November 10, 2010 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its third quarter of fiscal year 2010, ended September 30, 2010.

Revenue was $4.8 million for the third quarter of fiscal year 2010, an increase of 11 percent when compared with revenue of $4.3 million in the same quarter last year. Revenue for the first nine months of 2010 was $13.6 million, up from $12.3 million. “We have increased our revenue in each of the last three quarters, in line with our previously stated emphasis on increasing top-line performance during 2010,” said Jim Morris, GlobalSCAPE president and CEO. “To put our third quarter revenue in perspective, we achieved the second highest revenue quarter in GlobalSCAPE’s history, exceeded only by the second quarter of 2007 which included a large order for almost three million dollars. I couldn’t be more proud of the sustained execution of our team as we look forward to a record year for sales.”

GlobalSCAPE net income for the third quarter decreased to $233,000 or $0.01 per diluted share, compared with net income of $576,000, or $0.03 per diluted share, in the same quarter last year as the company continued to make strategic investments in accordance with previously announced plans. Cash and short term investments grew to $10.1 million, representing a seven percent increase from the second quarter. Cash flow from operating activities for the nine months ended September 30, 2010 was $1.9 million compared with $4.2 million for the same period in 2009, a decrease of 56 percent. This decrease is largely due to the deferred revenue of $1.9 million from the 2009 U.S. Army order of which half has been recognized into revenue. Adjusted EBITDA for the third quarter of 2010 was $744,000, a 43 percent decrease compared with the same quarter last year. The Adjusted EBITDA margin for the third quarter of 2010 was 15.6 percent, compared with 30.2 percent in the third quarter of 2009. This decrease is largely attributable to the decrease in GAAP net income.

Morris expects that GlobalSCAPE’s investments in key personnel, revenue-enabling infrastructure, and new technologies will allow the company to reach new heights in future periods. “We made a conscious business decision to increase our operating expenses during 2010 as necessary to fund our organic growth initiatives, and increase long-term shareholder value, while still generating cash and remaining profitable,” Morris continued. “We have assembled a world-class team, made substantial infrastructure investments, and obtained access to innovative technologies since I joined GlobalSCAPE a little over two years ago. “We are just beginning to monetize some of these investments and I believe 2011 will be a strong growth year for GlobalSCAPE sales and net income.”

Quarterly Highlights

During the third quarter, GlobalSCAPE launched new solutions, established additional partner relationships, and continued to enhance its leadership team.

In July, GlobalSCAPE announced the availability of GlobalSCAPE Managed Information Xchange™. This hosted, managed service is the initial solution available as part of the new GlobalSCAPE Managed Solutions™ line of business announced in the second quarter. Through this unique offering, GlobalSCAPE delivers a hosted managed file transfer (MFT) solution that enables cost effective, secure exchange of business-to-business data, including large files and sensitive data. The tiered service allows customers to outsource all or part of their complex and demanding information exchange needs to reduce costs, improve operational efficiencies, track and audit transactions, and provide a greater level of security. As Managed Information Xchange sales grow in future periods, GlobalSCAPE may notably increase recurring revenue, which already represents more than 40 percent of total revenue.

In August, the company released a major upgrade to its Mail Express™ solution. Mail Express enables Microsoft Outlook email users to send and receive large files on demand – removing a widely recognized email infrastructure constraint. Users can simply and transparently send sensitive and large files, up to 25GB, without resorting to unapproved and potentially non-secure methods such as private email accounts, social media sites, CDs, and USB drives. Mail Express provides increased benefits for the IT organization as well, offering greater visibility into email-based file movement across the enterprise, including robust tracking and auditing. It allows for centralized policy management so that IT can enforce policies on each user’s email account. In addition, Mail Express reduces costs by offloading expensive email attachments to less expensive storage.

In September, GlobalSCAPE expanded its global channel sales network by partnering with Lifeboat Distribution, an international specialty software distributor for technically sophisticated products. GlobalSCAPE is working closely with Lifeboat Distribution to recruit, build, and power a network of solution providers for GlobalSCAPE’s award-winning products to drive incremental sales revenues that complement GlobalSCAPE’s existing sales channels. Lifeboat

Distribution serves leading corporate resellers, large account resellers (LAR), value added resellers (VAR), and solution providers across North America and throughout Latin America and the Caribbean. By partnering with Lifeboat Distribution, GlobalSCAPE increases its channel network growth potential by recruiting and training resellers from the existing Lifeboat Distribution network.

During September, GlobalSCAPE also extended its partner relationship with Network Automation. GlobalSCAPE began its original OEM partnership with Network Automation in July of 2008, embedding Network Automation’s AutoMate product as an Advanced Workflow Engine (AWE) module to its Enhanced File Transfer (EFT) Server™ solution. During the third quarter, GlobalSCAPE expanded its partner agreement to become a worldwide reseller of Network Automation’s software solutions, AutoMate 7 and AutoMate Business Process Automation (BPA) Server 7.

In late September, GlobalSCAPE announced that it is a subcontractor on the McLane Advanced Technologies (MAT) industry team that won a $52.3 million re-compete contract for the US Army Standard Army Maintenance System (SAMS-E). Work on this contract will begin in late 2010 for a period of three years. Under the new contract, GlobalSCAPE will provide professional and technical services to support the SAMS-E program, including Secure FTP Server™ and CuteFTP®, secure information exchange solutions integrated into the SAMS-E environment. The company may also deliver enhanced software solutions for SAMS-E under the new contract. As a maintenance systems modernization initiative, SAMS-E is a bridge between current system functionality and the U.S. Army’s future Global Combat Support System (GCSS-Army). GlobalSCAPE has been helping the U.S. Army ensure secure delivery of mission-critical data around the world since 2005. GlobalSCAPE has received several substantial product license and maintenance and support orders from the U.S. Army, including a $2.7 million order in April 2009 and other substantial orders in May 2007 and September 2005.

Also in the third quarter, GlobalSCAPE hired Mark Perry as Vice President of Managed Solutions. Mr. Perry is an industry executive with over 25 years of technical and management experience with world-class technology, information security, and professional services companies. Prior to joining GlobalSCAPE, Mr. Perry was Senior Vice President of Enterprise Business Solutions with Fujitsu, a global IT services, hardware and software provider, where he was responsible for the U.S. professional services division with more than $365 million in annual revenues. Prior to Fujitsu, Mr. Perry was Vice President of Global Consulting Services at Symantec Corporation where he developed the key business standards and practices necessary for the successful delivery of products and services by Symantec’s consulting services division. Mr. Perry previously was a partner in KPMG, LLP, where he directed the delivery of risk and advisory services to a broad range of public sector and commercial clients.

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Conference Call November 10, 2010 At 4:30 p.m. ET

GlobalSCAPE management will hold a conference call Wednesday, November 10 to discuss the third quarter 2010 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID #19779974. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 10, 2010.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.

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Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Operating Revenues:
Licenses	$2,652	$2,633	$7,652	$7,798
Maintenance and support	2,005	1,581	5,642	4,356
All others	112	82	353	128

Total Revenues	4,769	4,296	13,647	12,282
Operating Expenses:
Cost of revenues	142	102	389	230
Selling, general and administrative expenses	3,326	2,396	9,449	7,825
Research and development expenses	832	729	2,203	2,094
Depreciation and amortization	201	187	599	537

Total operating expenses	4,501	3,414	12,640	10,686

Income from operations	268	882	1,007	1,596
Other income (expense)	—	3	6	(38)

Income before income taxes	268	885	1,013	1,558
Provision for income taxes	35	309	282	283

Net Income	$233	$576	$731	$1,275

Net income per common share - basic	$0.01	$0.03	$0.04	$0.07
Net income per common share - diluted	$0.01	$0.03	$0.04	$0.07
Average shares outstanding:
Basic	17,652	17,254	17,430	17,238
Diluted	18,610	18,243	18,174	17,800

GlobalSCAPE, Inc.

Balance Sheets

(in thousands except share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,141	$7,026
Short term investments	—	1,205
Accounts receivable (net of allowance for doubtful accounts of $59 and $217 on September 30, 2010 and December 31, 2009, respectively)	2,861	2,162
Federal income tax receivable	276	36
Current deferred tax assets	809	130
Prepaid expenses	293	132

Total current assets	14,380	10,691

Fixed assets, net	1,389	1,653
Investment - CoreTrace, at cost	2,278	2,278
Intangible assets, net	606	833
Goodwill	619	619
Deferred tax assets	—	46
Other assets	43	53

Total assets	$19,315	$16,173

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$296	$316
Accrued expenses	1,183	764
Income tax payable	—	—
Deferred revenue	4,992	4,071

Total current liabilities	6,471	5,151

Deferred tax liabilities	26	—
Other long term liabilities	1,169	1,079

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 17,881,682 and 17,686,252 issued September 30, 2010 and December 31, 2009	18	18
Additional paid-in capital	11,777	10,802
Treasury stock, 403,581 shares, at cost, at September 30, 2010 and December 31, 2009.	(1,452)	(1,452)
Retained earnings	1,306	575

Total stockholders’ equity	11,649	9,943

Total liabilities and stockholders’ equity	$19,315	$16,173

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

(in thousands)

	For the nine months ended September 30,
	2010	2009
Operating Activities:
Net income	$731	$1,275
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt recoveries	(148)	(164)
Depreciation and amortization	599	537
Loss on disposition of assets	52	53
Stock-based compensation	756	769
Deferred taxes	(607)	(342)
Excess tax benefits from exercise of stock-based compensation	66	—
Changes in operating assets and liabilities:
Accounts receivable	(551)	190
Prepaid expenses	(161)	(50)
Federal income tax	(306)	319
Other assets	10	(7)
Accounts payable	(20)	(210)
Accrued expenses	419	76
Deferred revenues	921	1,981
Deferred compensation	—	(216)
Other long-term liabilities	90	14

Net cash provided by operating activities	1,851	4,225

Investing Activities:
Proceeds from sale of property and equipment	—	1
Purchase of property and equipment	(160)	(519)
Purchase of short-term investments	(350)	(1,405)
Redemption of short-term investments	1,555	—

Net cash provided by (used in) investing activities	1,045	(1,923)
Financing Activities:
Proceeds from exercise of stock options	153	33
Tax benefit from stock-based compensation	66	—

Net cash provided by financing activities	219	33
Net increase in cash	3,115	2,335
Cash at beginning of period	7,026	6,319

Cash at end of period	$10,141	$8,654

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$1,125	$311

Non-GAAP Financial Measures

Adjusted EBITDA

(In thousands)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	September 30,	September 30,
	2010	2009
Net Revenue	$4,769	$4,296

Income from operations	$268	$882

Net income:	$233	$576
Plus: Income taxes	35	309
Plus: Total other (income) expense	—	(3)
Plus: Depreciation and amortization	201	187
Plus: Share-based compensation expense	275	228

Adjusted EBITDA	$744	$1,297

Operating income margin	5.6%	20.5%

Adjusted EBITDA margin	15.6%	30.2%